Exhibit 99.1

nCino Reports Fourth Quarter and Fiscal Year 2024 Financial Results
Q4 Total Revenues of $123.7M, up 13% year-over-year
Fiscal Year 2024 Total Revenues of $476.5M, up 17% year-over-year
Q4 Subscription Revenues of $107.5M, up 16% year-over-year
Fiscal Year 2024 Subscription Revenues of $409.5M, up 19% year-over-year
Company Announces Chief Revenue Officer Transition

WILMINGTON, N.C., March 26, 2024 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking for the global financial services industry, today announced financial results for the fourth quarter and fiscal year 2024, ended January 31, 2024.
“We are very pleased with our fourth quarter fiscal year 2024 financial results, particularly about closing the year with our strongest gross sales quarter in the past ten quarters," said Pierre Naudé, CEO and Chairman of the Board at nCino. "The team's solid execution and continued focus on product innovation and experience improvements, coupled with more normal buying cycles and positive tone from customers, fuels our optimism for the year ahead and beyond.”

Fourth Quarter Fiscal 2024 Financial Highlights
•Revenues: Total revenues for the fourth quarter of fiscal 2024 were $123.7 million, a 13% increase from $109.2 million in the fourth quarter of fiscal 2023. Subscription revenues for the fourth quarter were $107.5 million, up from $92.8 million one year ago, an increase of 16%.
•Income (Loss) from Operations: GAAP loss from operations in the fourth quarter of fiscal 2024 was $(3.2) million compared to $(23.3) million in the same quarter of fiscal 2023. Non-GAAP operating income in the fourth quarter was $19.3 million compared to $1.8 million in the fourth quarter of fiscal 2023.
•Net Income (Loss) Attributable to nCino: GAAP net income attributable to nCino in the fourth quarter of fiscal 2024 was $1.2 million compared to a $(21.2) million net loss attributable to nCino in the fourth quarter of fiscal 2023. Non-GAAP net income attributable to nCino in the fourth quarter was $23.8 million compared to $4.4 million in the fourth quarter of fiscal 2023.
•Net Income (Loss) Attributable to nCino per Share: GAAP net income attributable to nCino in the fourth quarter of fiscal 2024 was $0.01 per diluted share compared to a $(0.19) loss per basic and diluted share in the fourth quarter of fiscal 2023. Non-GAAP net income attributable to nCino in the fourth quarter was $0.21 per diluted share compared to $0.04 per diluted share in the fourth quarter of fiscal 2023.
•Remaining Performance Obligation: Total Remaining Performance Obligation (RPO) as of January 31, 2024, was $1.0 billion compared with $944.1 million as of January 31, 2023, an increase of 9%. RPO expected to be recognized in the next 24 months was $675.4 million, an increase of 6% from January 31, 2023.
•Cash: Cash, cash equivalents, and restricted cash were $117.4 million as of January 31, 2024.

Full Year Fiscal 2024 Financial Highlights
•Revenues: Total revenues for fiscal year 2024 were $476.5 million, a 17% increase from $408.3 million in fiscal year 2023. Subscription revenues for fiscal year 2024 were $409.5 million, up from $344.8 million one year ago, an increase of 19%.
•Income (Loss) from Operations: GAAP loss from operations for fiscal year 2024 was $(39.5) million compared to $(94.0) million in fiscal year 2023. Non-GAAP operating income for fiscal year 2024 was $61.8 million compared to a $(2.1) million operating loss last fiscal year.
•Net Income (Loss) Attributable to nCino: GAAP net loss attributable to nCino for fiscal year 2024 was $(42.3) million compared to $(102.7) million in fiscal year 2023. Non-GAAP net income attributable to nCino for fiscal year 2024 was $58.0 million compared to an $(8.0) million net loss attributable to nCino last fiscal year.
•Net Income (Loss) Attributable to nCino per Share: GAAP net loss attributable to nCino for fiscal year 2024 was $(0.38) per basic and diluted share compared to $(0.93) per basic and diluted share in fiscal year 2023. Non-GAAP net income attributable to nCino for fiscal year 2024 was $0.50 per diluted share compared to a net loss attributable to nCino of $(0.07) per basic and diluted share last fiscal year.

Recent Business Highlights
•Expanded relationship with a top IMB to include Mortgage Point-of-Sale: Signed one of the nation's largest and fastest growing independent mortgage banks for nCino Mortgage, expanding on our existing relationship for Incentive Compensation.
•Expanded relationship with Desjardins Group: Expanded relationship with Desjardins Group, the largest cooperative financial group in North America, to include Automated Spreading.
•Signed a top UK non-bank lender for Mortgage and additional lines of business: A top UK non-bank lender selected nCino as the digital lending platform across all of their core products: residential and buy-to-let mortgages, commercial loans, bridging finance and development funding.
•Signed a $4 billion bank in Texas for Commercial, Small Business, and Retail Lending, plus nIQ: The deployment across multiple lines of business will include all of our lending solutions for U.S. customers plus Commercial Pricing & Profitability, Automated Spreading, and Portfolio Analytics.
•Signed Expansions and Extensions: Signed multi-year extensions with expanded agreements for eleven customers paying us more than $1 million in annual subscription fees, including two U.S. Enterprise banks, five U.S. Community & Regional banks, a New Zealand bank, a German Bank, and two Canadian banks.
•Subsequent to the Fourth Quarter, Acquired DocFox: On March 20, 2024, nCino closed the acquisition of DocFox, a leading solution provider automating onboarding experiences for commercial and business banking.

Chief Revenue Officer Transition
Josh Glover, President and Chief Revenue Officer, is leaving nCino and joining a late-stage private company outside of the financial services industry as President and Chief Revenue Officer. Paul

Clarkson, who has been working alongside Josh managing nCino’s Global Revenue organization, has been promoted to Executive Vice President Global Revenue. Josh will remain as a consultant with nCino through June, helping to ensure a smooth transition.

“I am grateful to Josh for his service to nCino for the last 12 years,” said Pierre Naudé. “While we are sorry to see him leave, we are excited for him and wish him success as he moves on to a new professional challenge.”

Naudé added, “Paul Clarkson is a proven and respected leader at nCino, having helped build and manage our Global Revenue organization for over eight years. We are confident this will be a seamless transition and that we have the right team in place to carry forward our exciting trajectory and maintain the year-end momentum.”

Financial Outlook
nCino is providing guidance for its first quarter ending April 30, 2024, as follows:
•Total revenues between $126.0 million and $127.0 million.
•Subscription revenues between $108.75 million and $109.75 million.
•Non-GAAP operating income between $18.0 million and $19.0 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.13 to $0.14.

nCino is providing guidance for its fiscal year 2025 ending January 31, 2025, as follows:
•Total revenues between $538.5 million and $544.5 million.
•Subscription revenues between $463.0 million and $469.0 million.
•Non-GAAP operating income between $84.0 million and $86.0 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.60 to $0.64.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. Through its single software-as-a-service (SaaS) platform, nCino helps financial institutions serving corporate and commercial, small business, consumer, and mortgage customers modernize and more effectively onboard clients, make loans, manage the loan lifecycle, and open accounts. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,800 financial services providers globally. For more information, visit www.ncino.com.

Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with the acquisition of DocFox, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vii) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization, including SimpleNexus; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2023	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$82,036	$112,085
Accounts receivable, net	99,497	112,975
Costs capitalized to obtain revenue contracts, current portion, net	9,386	10,544
Prepaid expenses and other current assets	16,274	15,171
Total current assets	207,193	250,775
Property and equipment, net	84,442	79,145
Operating lease right-of-use assets, net	10,508	19,261
Costs capitalized to obtain revenue contracts, noncurrent, net	18,229	17,425
Goodwill	839,440	838,869
Intangible assets, net	152,825	115,572
Investments	6,531	9,294
Long-term prepaid expenses and other assets	8,101	10,089
Total assets	$1,327,269	$1,340,430
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,878	$11,842
Accrued compensation and benefits	22,623	16,283
Accrued expenses and other current liabilities	10,897	10,847
Deferred revenue	154,871	170,941
Financing obligations, current portion	1,015	1,474
Operating lease liabilities, current portion	3,874	3,649
Total current liabilities	205,158	215,036
Operating lease liabilities, noncurrent	7,282	16,423
Deferred income taxes, noncurrent	2,797	3,687
Revolving credit facility, noncurrent	30,000	—
Financing obligations, noncurrent	54,365	52,680
Total liabilities	299,602	287,826
Commitments and contingencies
Redeemable non-controlling interest	3,589	3,428
Stockholders’ equity
Common stock	56	57
Additional paid-in capital	1,333,669	1,400,881
Accumulated other comprehensive income	694	996
Accumulated deficit	(310,341)	(352,758)
Total stockholders’ equity	1,024,078	1,049,176
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,327,269	$1,340,430

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2024	2023	2024
Revenues
Subscription	$92,828	$107,483	$344,752	$409,479
Professional services and other	16,353	16,210	63,563	67,064
Total revenues	109,181	123,693	408,315	476,543
Cost of revenues
Subscription	27,766	31,380	106,265	120,861
Professional services and other	17,161	17,830	63,341	70,609
Total cost of revenues	44,927	49,210	169,606	191,470
Gross profit	64,254	74,483	238,709	285,073
Gross margin %	59%	60%	58%	60%
Operating expenses
Sales and marketing	33,395	29,996	127,669	130,547
Research and development	33,289	30,184	121,576	117,311
General and administrative	20,902	17,488	83,477	76,727
Total operating expenses	87,586	77,668	332,722	324,585
Loss from operations	(23,332)	(3,185)	(94,013)	(39,512)
Non-operating income (expense)
Interest income	288	510	403	2,567
Interest expense	(958)	(858)	(2,807)	(4,135)
Other income (expense), net	4,142	1,777	(1,356)	(856)
Loss before income taxes	(19,860)	(1,756)	(97,773)	(41,936)
Income tax provision (benefit)	1,912	(3,130)	4,071	1,590
Net income (loss)	(21,772)	1,374	(101,844)	(43,526)
Net loss attributable to redeemable non-controlling interest	(211)	(241)	(1,119)	(1,109)
Adjustment attributable to redeemable non-controlling interest	(353)	455	1,995	(71)
Net income (loss) attributable to nCino, Inc.	$(21,208)	$1,160	$(102,720)	$(42,346)
Net income (loss) per share attributable to nCino, Inc.:
Basic	$(0.19)	$0.01	$(0.93)	$(0.38)
Diluted	$(0.19)	$0.01	$(0.93)	$(0.38)
Weighted average number of common shares outstanding:
Basic	111,161,074	113,263,176	110,615,734	112,672,397
Diluted	111,161,074	115,782,532	110,615,734	112,672,397

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended January 31,
	2023	2024
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(102,720)	$(42,346)
Net loss and adjustment attributable to redeemable non-controlling interest	876	(1,180)
Net loss	(101,844)	(43,526)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,652	45,264
Non-cash operating lease costs	3,840	4,534
Amortization of costs capitalized to obtain revenue contracts	8,459	9,934
Amortization of debt issuance costs	177	184
Stock-based compensation	50,232	58,035
Deferred income taxes	1,627	(2,340)
Provision for bad debt	806	1,081
Net foreign currency losses	1,548	670
Unrealized gain on investment	—	(263)
Loss on disposal of long-lived assets	—	150
Change in operating assets and liabilities:
Accounts receivable	(26,795)	(14,325)
Costs capitalized to obtain revenue contracts	(12,235)	(10,348)
Prepaid expenses and other assets	(3,433)	1,872
Accounts payable	35	525
Accrued expenses and other current liabilities	(1,210)	(5,981)
Deferred revenue	33,527	15,902
Operating lease liabilities	(4,767)	(4,083)
Net cash provided by (used in) operating activities	(15,381)	57,285
Cash flows from investing activities
Acquisition of business, net of cash acquired	676	—
Acquisition of assets	(563)	(356)
Purchases of property and equipment	(18,338)	(3,515)
Proceeds from sale of property and equipment	—	43
Purchase of investments	(2,500)	(2,500)
Net cash used in investing activities	(20,725)	(6,328)
Cash flows from financing activities
Investment from redeemable non-controlling interest	—	983
Proceeds from borrowings on revolving credit facility	50,000	—
Payments on revolving credit facility	(20,000)	(30,000)
Payments of debt issuance costs	(367)	—
Exercise of stock options	3,750	4,469
Stock issuance under the employee stock purchase plan	4,450	4,661
Principal payments on financing obligations	(1,121)	(1,226)
Net cash provided by (used in) financing activities	36,712	(21,113)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(1,587)	182
Net increase (decrease) in cash, cash equivalents, and restricted cash	(981)	30,026
Cash, cash equivalents, and restricted cash, beginning of period	88,399	87,418
Cash, cash equivalents, and restricted cash, end of period	$87,418	$117,444

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$82,036	$112,085
Restricted cash included in long-term prepaid expenses and other assets	5,382	5,359
Total cash, cash equivalents, and restricted cash, end of period	$87,418	$117,444

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time. Adjustments to stock-based compensation in connection with restructuring events are presented in Stock-Based Compensation Expenses.

•Tax (Benefit) Provision Related to the SimpleNexus Acquisition. Upon the acquisition of SimpleNexus, nCino reduced the valuation allowance against U.S. deferred tax assets, resulting in a one-time tax benefit recorded in Income tax (benefit) provision. We believe that the exclusion of this benefit from our non-GAAP net loss attributable to nCino and non-GAAP net loss attributable to nCino per share provides a more direct comparison to all periods presented.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2024	2023	2024
GAAP total revenues	$109,181	$123,693	$408,315	$476,543

GAAP cost of subscription revenues	$27,766	$31,380	$106,265	$120,861
Amortization expense - developed technology	(4,252)	(3,875)	(17,019)	(16,306)
Stock-based compensation	(310)	(533)	(1,430)	(1,847)
Restructuring charges[1]	(4)	—	(4)	(51)
Non-GAAP cost of subscription revenues	$23,200	$26,972	$87,812	$102,657

GAAP cost of professional services and other revenues	$17,161	$17,830	$63,341	$70,609
Amortization expense - other	(47)	(83)	(94)	(330)
Stock-based compensation	(1,699)	(2,709)	(7,263)	(9,369)
Restructuring charges[1]	(333)	—	(333)	(118)
Non-GAAP cost of professional services and other revenues	$15,082	$15,038	$55,651	$60,792

GAAP gross profit	$64,254	$74,483	$238,709	$285,073
Amortization expense - developed technology	4,252	3,875	17,019	16,306
Amortization expense - other	47	83	94	330
Stock-based compensation	2,009	3,242	8,693	11,216
Restructuring charges[1]	337	—	337	169
Non-GAAP gross profit	$70,899	$81,683	$264,852	$313,094

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[2]
GAAP gross margin %	59%	60%	58%	60%
Amortization expense - developed technology	4	3	4	3
Amortization expense - other	—	—	—	—
Stock-based compensation	2	3	2	2
Restructuring charges[1]	—	—	—	—
Non-GAAP gross margin %	65%	66%	65%	66%

GAAP sales & marketing expense	$33,395	$29,996	$127,669	$130,547
Amortization expense - customer relationships	(2,168)	(2,167)	(8,670)	(8,669)
Amortization expense - trade name	(604)	—	(2,417)	(11,921)
Stock-based compensation	(3,139)	(4,223)	(13,283)	(15,417)
Restructuring charges[1]	(1,333)	—	(1,333)	(100)
Non-GAAP sales & marketing expense	$26,151	$23,606	$101,966	$94,440

GAAP research & development expense	$33,289	$30,184	$121,576	$117,311
Stock-based compensation	(3,145)	(4,277)	(11,602)	(15,942)
Restructuring charges[1]	(2,135)	—	(2,135)	(352)
Non-GAAP research & development expense	$28,009	$25,907	$107,839	$101,017

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2024	2023	2024
GAAP general & administrative expense	$20,902	$17,488	$83,477	$76,727
Stock-based compensation	(3,463)	(4,324)	(16,654)	(15,460)
Acquisition-related expenses	(206)	(244)	(2,276)	(878)
Litigation expenses	(1,054)	(23)	(6,147)	(4,525)
Restructuring charges[1]	(1,212)	—	(1,212)	(6)
Non-GAAP general & administrative expense	$14,967	$12,897	$57,188	$55,858

GAAP loss from operations	$(23,332)	$(3,185)	$(94,013)	$(39,512)
Amortization of intangible assets	7,071	6,125	28,200	37,226
Stock-based compensation	11,756	16,066	50,232	58,035
Acquisition-related expenses	206	244	2,276	878
Litigation expenses	1,054	23	6,147	4,525
Restructuring charges[1]	5,017	—	5,017	627
Non-GAAP operating income (loss)	$1,772	$19,273	$(2,141)	$61,779

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[2]
GAAP operating margin %	(21)%	(3)%	(23)%	(8)%
Amortization of intangible assets	6	5	7	8
Stock-based compensation	11	13	12	12
Acquisition-related expenses	—	—	1	—
Litigation expenses	1	—	2	1
Restructuring charges[1]	5	—	1	—
Non-GAAP operating margin %	2%	16%	(1)%	13%

GAAP net income (loss) attributable to nCino, Inc.	$(21,208)	$1,160	$(102,720)	$(42,346)
Amortization of intangible assets	7,071	6,125	28,200	37,226
Stock-based compensation	11,756	16,066	50,232	58,035
Acquisition-related expenses	206	244	2,276	878
Litigation expenses	1,054	23	6,147	4,525
Restructuring charges[1]	5,017	—	5,017	627
Tax (benefit) provision related to the SimpleNexus acquisition	860	—	860	—
Income tax effect on non-GAAP adjustments	(2)	(269)	(14)	(885)
Adjustment attributable to redeemable non-controlling interest	(353)	455	1,995	(71)
Non-GAAP net income (loss) attributable to nCino, Inc.	$4,401	$23,804	$(8,007)	$57,989

Basic GAAP net income (loss) attributable to nCino, Inc. per share	$(0.19)	$0.01	$(0.93)	$(0.38)
Weighted-average shares used to compute basic GAAP net income (loss) attributable to nCino, Inc. per share	111,161,074	113,263,176	110,615,734	112,672,397
Diluted GAAP net income (loss) attributable to nCino, Inc. per share	$(0.19)	$0.01	$(0.93)	$(0.38)
Weighted-average shares used to compute diluted GAAP net income (loss) attributable to nCino, Inc. per share	111,161,074	115,782,532	110,615,734	112,672,397

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2024	2023	2024

Basic non-GAAP net income (loss) attributable to nCino, Inc. per share	$0.04	$0.21	$(0.07)	$0.51
Weighted-average shares used to compute basic non-GAAP net income (loss) attributable to nCino, Inc. per share	111,161,074	113,263,176	110,615,734	112,672,397
Diluted non-GAAP net income (loss) attributable to nCino, Inc. per share	$0.04	$0.21	$(0.07)	$0.50
Weighted-average shares used to compute diluted non-GAAP net income (loss) attributable to nCino, Inc. per share	113,417,769	115,782,532	110,615,734	114,916,521

Free cash flow
Net cash provided by (used in) operating activities	$(22,020)	$8,148	$(15,381)	$57,285
Purchases of property and equipment	(4,449)	(432)	(18,338)	(3,515)
Free cash flow	$(26,469)	$7,716	$(33,719)	$53,770
Principal payments on financing obligations[3]	(663)	(338)	(1,121)	(1,226)
Free cash flow less principal payments on financing obligation	$(27,132)	$7,378	$(34,840)	$52,544
1Stock-based compensation benefit related to restructuring is included in Stock-based compensation.
2Columns may not foot due to rounding.
3These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
Harrison Masters
nCino
+1 910.734.7743
Harrison.masters@ncino.com
MEDIA CONTACT
Natalia Moose
nCino
Natalia.moose@ncino.com